UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 10, 2007
NAVISITE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-27597	52-2137343
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

400 Minuteman Road Andover, Massachusetts	01810
(Address of principal executive offices)	(Zip Code)
(978) 682-8300
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01 Financial Statements and Exhibits.
EXHIBIT INDEX
Ex-10.1 Asset Purchase Agreement
Ex-10.2 Stock Purchase Agreement
Ex-10.3 Amendment, Waiver and Consent Agreement No. 1
Ex-99.1 NaviSite, Inc. Amended and Restated Director Compensation Plan
Ex-99.2 Press Release dated August 13, 2007

Item 1.01 Entry into a Material Definitive Agreement.
a.	Acquisition of Alabanza, LLC and Hosting Ventures, LLC
On August 10, 2007, NaviSite, Inc. (the “Company”) entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) dated August 10, 2007 by and among the Company, Navi Acquisition Corp., a wholly-owned subsidiary of the Company, Alabanza, LLC and Hosting Ventures, LLC (together with Alabanza, LLC, “Alabanza”). Under the Asset Purchase Agreement, the Company acquired substantially all of the assets of Alabanza for $6,850,000 of cash in the aggregate (the “Alabanza Purchase Price”). In connection with the Asset Purchase Agreement, the Company, Navi Acquisition Corp. and Alabanza entered into an escrow agreement with an escrow agent pursuant to which the Company placed $685,000 of the Alabanza Purchase Price in an escrow account for six months to secure indemnification obligations to the Company and Navi Acquisition Corp.
b.	Acquisition of Jupiter Hosting, Inc.
On August 10, 2007, the Company entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) dated August 10, 2007 by and among the Company, Jupiter Hosting, Inc. (“Jupiter”), a Delaware corporation, and the stockholders of Jupiter. Under the Stock Purchase Agreement, the stockholders of Jupiter agreed to sell all of the issued and outstanding shares of Jupiter’s capital stock to the Company and the Company agreed to buy all of the issued and outstanding shares of Jupiter’s capital stock from the stockholders of Jupiter, for $8,698,000 of cash in the aggregate from the Company to the stockholders of Jupiter (the “Jupiter Purchase Price”). Upon completion of the acquisition of Jupiter, the Company owned 100% of Jupiter. In connection with the Stock Purchase Agreement, the Company and the stockholders of Jupiter entered into an escrow agreement with an escrow agent pursuant to which the Company placed $720,000 of the Jupiter Purchase Price in an escrow account for nine months to secure indemnification obligations to the Company.
c.	Amendment to Credit Facility
On August 10, 2007, the Company entered into Amendment, Waiver and Consent Agreement No. 1 (the “Amendment”) with CIBC World Markets Corp., as sole lead arranger, documentation agent and bookrunner, CIT Lending Services Corporation, as syndication agent, Canadian Imperial Bank of Commerce, acting through its New York agency, as issuing bank, administrative agent for the Lenders and as Collateral Agent for the Secured Parties, and certain affiliated entities (collectively the “Lenders”). The Company and the Lenders are parties to that certain Credit Agreement (the “Credit Agreement”), whereby the Lenders provided to the Company a $90 million senior secured term loan facility and a $10 million senior secured revolving credit facility. Under the Amendment, the Lenders (i) consented to the use by the Company of the Capex Term Loan Proceeds to pay the consideration and related expenses for the Alabanza acquisition and the Jupiter acquisition and (ii) waived the applicability of certain provisions of the Credit Agreement relating to such acquisitions and any default arising from such application of Capex Term Loan Proceeds. All direct or indirect U.S. subsidiaries of the Company, including future U.S. subsidiaries, are also parties to the Amendment, as guarantors of the Company’s obligations thereunder.
The foregoing descriptions of the Asset Purchase Agreement, the Stock Purchase Agreement and the Amendment and the transactions contemplated therein and thereby do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements and instruments, which are filed as exhibits hereto and are incorporated herein by reference.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Director Compensation Plan
(e) On August 10, 2007, based upon the recommendation of the Governance, Nominating and Compensation Committee (the “GNC Committee”) of the Board of Directors (the “Board”) of the Company, the Board adopted the NaviSite, Inc. Amended and Restated Director Compensation Plan (the “Plan”). The Plan provides that each independent director and the Chairman of the Board shall be paid an annual fee of $36,000. In addition, the Plan provides that the chairman of the GNC Committee and the chairman of the Board’s Audit Committee shall each receive an additional annual fee of $15,000. Each member of the GNC Committee and the Audit Committee (other than the chair of each such committee) shall receive an additional annual fee of $7,500, and the Chairman of the Board shall receive an additional annual fee of $15,000. All annual fees shall be payable in quarterly installments.
The Plan also provides that upon initial election to the Board, each independent director and the Chairman of the Board shall receive an initial grant of 31,500 shares of restricted common stock (the “Initial Grant”). The shares subject to the Initial Grant shall vest monthly over a period of thirty-six months. Upon re-election to the Board, each independent director and the Chairman of the Board shall receive a grant of 15,750 shares of restricted common stock (the “Annual Grant”). The members of the Audit Committee and the GNC Committee, and the Committee Chairs, will not receive any additional shares of restricted common stock as a result of their membership on such committees or position as a chair of such committee. The shares of restricted common stock subject to the Annual Grant shall vest monthly over a period of twelve months. Upon a change in control of the Company, the shares subject to the Initial Grant and the Annual Grant shall become fully vested.
The foregoing description of the Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Plan, which is filed as an exhibit to this Form 8-K and is incorporated by reference herein.
Compensation of President and Chief Executive Officer
(e) On July 31, 2007, the GNC Committee of the Board of Company increased the target bonus for Arthur P. Becker, the Company’s Chief Executive Officer and President, for the Company’s 2008 fiscal year from 71% to 75% of Mr. Becker’s annual salary.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
The exhibits listed in the Exhibit Index below are filed with this report.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NaviSite, Inc.
Date: August 16, 2007	By:	/s/ James W. Pluntze
James W. Pluntze
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Asset Purchase Agreement, dated as of August 10, 2007, by and among NaviSite, Inc., Navi Acquisition Corp., Alabanza, LLC and Hosting Ventures, LLC.

10.2	Stock Purchase Agreement, dated August 10, 2007, by and among NaviSite, Inc., Jupiter Hosting, Inc. and the stockholders of Jupiter Hosting, Inc.

10.3	Amendment, Waiver and Consent Agreement No. 1, dated as of August 10, 2007, by and among NaviSite, Inc., certain of its subsidiaries, Canadian Imperial Bank of Commerce, through its New York agency, as issuing bank, administrative agent for the Lenders and as collateral agent for the Secured Parties and the issuing bank, CIBC World Markets Corp., as sole lead arranger, documentation agent and bookrunner, CIT Lending Services Corporation, as syndication agent and certain affiliated entities.

99.1	NaviSite, Inc. Amended and Restated Director Compensation Plan.

99.2	Press Release of NaviSite, Inc. dated August 13, 2007.